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                             Investment Number 9902

                             Subscription Agreement

                                     between

                           GW SERVICIOS, S.A. DE C.V.

                                       and

                        INTERNATIONAL FINANCE CORPORATION

                         Dated December 5, 2000

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                                TABLE OF CONTENT

ARTICLE I                                                                      2

Definitions and Interpretation                                                 2

    Section 1.01.  Definitions.................................................2
    Section 1.02.  Interpretation..............................................2

ARTICLE II                                                                     2

Agreement for Subscription                                                     2

    Section 2.01.  Subscription and Disbursement...............................2
    Section 2.02.  Company's Obligations until IFC Shares are Issued...........3
    Section 2.03.  Suspension and Cancellation of IFC Subscription.............4

ARTICLE III                                                                    6

Representations and Warranties                                                 6

    Section 3.01.  Representations and Warranties in Loan Agreement............6
    Section 3.02.  IFC Reliance................................................6
    Section 3.03.  Rights and Remedies not Limited.............................6

ARTICLE IV                                                                     6

Conditions of IFC Subscription                                                 6

    Section 4.01.  Conditions of IFC Subscription..............................6
    Section 4.02.  Additional Conditions of IFC Subscription...................7
    Section 4.03.  Company Certification.......................................8
    Section 4.04.  Conditions for IFC Benefit..................................8
    Section 4.05.  Saving of Rights............................................8

ARTICLE V                                                                      8

Miscellaneous                                                                  8

    Section 5.01.  Notices.....................................................9
    Section 5.02.  Jurisdiction................................................9
    Section 5.03.  Remedies and Waivers........................................9
    Section 5.04.  Amendment..................................................10
    Section 5.05.  Counterparts...............................................10

SCHEDULE 1                                                                    13
    Form of Subscription Request..............................................13
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                             SUBSCRIPTION AGREEMENT

      AGREEMENT, dated December 5, 2000, between:

      (1) GW SERVICIOS, S.A. DE C.V., a sociedad anunima de capital variable organized and existing under the laws of the United Mexican States (the "Company"); and

      (2) INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the United Mexican States ("IFC").

      WHEREAS:

      (A) By a Loan Agreement (the "Loan Agreement") dated as of even date herewith, made among the Company, the Project Company (as defined therein), and IFC, IFC has agreed to make a loan of up to twenty million five hundred thousand Dollars ($20,500,000) to the Company for the purpose and on the terms and conditions set out in the Loan Agreement.

      (B) The authorized capital of the Company consists of 100,000 Shares (as defined below), without par value, all of which are issued.

      (C) The Company intends to increase its capital and issue 288,740,640 Shares, without par value.

      (D) Subject to the terms and conditions of this Agreement, the Company has requested IFC to subscribe and pay for the number of Shares referred to in
Section 2.01 (a) of this Agreement, and IFC has agreed to subscribe and pay for such Shares, subject to the terms and conditions contained herein.

      NOW THEREFORE, the parties hereby agree as follows:
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                                      -2-


                                    ARTICLE I

                         Definitions and Interpretation

      Section 1.01. Definitions. Wherever used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, terms defined in the Recitals and the Loan Agreement have the same meanings herein as given therein; and the following terms have the following meanings:

"IFC Shares"

the Shares subscribed or, as the case may be, to be subscribed by IFC pursuant to the IFC Subscription;

"IFC Subscription"

the subscription for Shares by IFC provided for in Article II; and

"Shares"

common shares in the share capital of the Company (with preemptive rights), without par value, all of which rank pari passu inter se in all respects.

      Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires, the rules of interpretation set out in Section 1.04 (Interpretation) of the Loan Agreement apply to this Agreement as if they were set out in extenso in this Agreement.

                                   ARTICLE II

                           Agreement for Subscription

      Section 2.01. Subscription and Disbursement. (a) On the terms and subject to the conditions of this Agreement, IFC agrees to subscribe and pay for, in Dollars, such number of Shares as shall most nearly equal thirteen and two-tenths of one per cent (13.2%) of the Shares outstanding after giving effect to the subscription by IFC, at the price of $__ per Share; provided that, if the aggregate amount payable by IFC would exceed the equivalent of one million nine hundred thousand Dollars ($1,900,000), the number of Shares to be subscribed for by IFC shall be reduced to that number as shall have an aggregate cost to IFC which most nearly equals (but does not exceed) one million nine hundred thousand Dollars ($1,900,000).
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                                      -3-


      (b) The Company may request IFC to subscribe for the IFC Shares by delivering to IFC, at least fifteen (15) Business Days prior to the proposed date of IFC Subscription, a request in the form of Schedule 1. The request shall be for the full number of the IFC Shares.

      (c) Upon subscription, IFC shall pay the price of the IFC Shares being subscribed in full to the account of the Company in a bank in Mexico, or any other place acceptable to IFC, as the Company designates in the request for that IFC Subscription.

      (d) Upon the IFC Subscription, the Company shall:

            (i) issue to IFC, or as IFC may direct, the number of IFC Shares so subscribed free of all Liens and ranking, to the extent of the capital paid up on them, pari passu in all respects with all other Shares, and deliver to IFC, or as IFC may direct, a share certificate evidencing valid title to such number of IFC Shares free and clear from any liens or claims based on pre-emptive rights; and

            (ii) provide to IFC evidence satisfactory to IFC that such number of IFC Shares have been duly and validly authorized, issued and delivered, are fully paid and non-assessable, and that all other legal requirements in connection with their authorization, issue and delivery have been duly satisfied.

      Section 2.02. Company's Obligations until IFC Shares are Issued. Until all of the IFC Shares have been subscribed or the right of the Company to further subscriptions has been canceled as provided in Section 2.03, whichever first occurs :

      (a) the Company shall maintain a sufficient number of authorized and unissued Shares to satisfy in full the exercise of IFC's rights under the IFC Subscription; and

      (b) the Company shall not, unless IFC otherwise agrees:

            (i)   issue any shares of any class;

            (ii) increase its authorized capital and/or issue any shares (preferred or common) or warrants or securities convertible into shares (preferred or common) by way of any rights issue;
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                                      -4-


            (iii) change the par value of, or the rights attached to, any of its shares of any class; or

            (iv) take any other action by amendment of its Charter or through reorganization, consolidation, sale of share capital, merger or sale of assets, or otherwise which might result in a dilution of the interest in the Company represented by the IFC Shares.

      Section 2.03. Suspension and Cancellation of IFC Subscription. (a) IFC may, by notice to the Company, suspend or cancel the right of the Company to request subscription of the unsubscribed part of the IFC Shares:

            (i) if the first subscription has not been made by December 31, 2000, or such other date as the parties agree;

            (ii) if the right of the Company to disbursements of the IFC Loan is suspended or canceled as provided in Section 3.13 (Suspension or Cancellation by IFC) of the Loan Agreement;

            (iii) if any Event of Default has occurred and is continuing, or if the Event of Default specified in Section 7.02(f) (Events of Default) of the Loan Agreement is, in the reasonable opinion of IFC, imminent;

            (iv) if, at any time, in the reasonable opinion of IFC, there exists any situation which indicates that performance by the Company of any of its obligations under the Loan Agreement or this Agreement cannot be expected; or

            (v)   on or after March 31, 2001.

      (b) Upon the giving of any such notice, the right of the Company to request subscription of the unsubscribed part of the IFC Subscription shall be suspended or canceled, as the case may be. The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified Section 2.03 (a). A suspension shall not limit any other provision of this Agreement.
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                                   ARTICLE III

                         Representations and Warranties

      Section 3.01. Representations and Warranties in Loan Agreement. The Company confirms the representations and warranties made in Section 4.01 of the Loan Agreement as if they had been set out in extenso in, and as of the date of, this Agreement.

      Section 3.02. IFC Reliance. The Company acknowledges that it confirms the representations and warranties under Section 3.01 with the intention of inducing IFC to enter into this Agreement and that IFC enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties. The Company warrants to IFC that each of such representations and warranties is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

      Section 3.03. Rights and Remedies not Limited. IFC's rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Company shall not be prejudiced by:

      (a) any investigation by or on behalf of IFC into the affairs of the Company or its shareholders;

      (b) the execution or the performance of this Agreement; or

      (c) any other act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

                                   ARTICLE IV

                         Conditions of IFC Subscription

      Section 4.01. Conditions of IFC Subscription. The obligation of IFC to make the subscription and payment for IFC Shares shall be subject to the performance by the Company of all its obligations theretofore to be performed under the Loan Agreement, and to fulfillment prior to or concurrently with the
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                                      -6-


making of such subscription and payment, of the following conditions, each in form and substance satisfactory to IFC:

      (a) all conditions of disbursement of the Loan set out in Section 5.01 (Conditions of Disbursement) of the Loan Agreement shall have been fulfilled;

      (b) all contractual arrangements for the implementation of the Project, at an aggregate cost not to exceed the total estimated cost of the Project specified in Section 2.02(a) of the Loan Agreement and the implementation schedule and otherwise upon terms and conditions satisfactory to IFC, shall be in place;

      (c) the Sponsor shall have fully subscribed and paid in cash at least thirteen million one hundred thousand Dollars ($13,100,000) of its required equity contribution under the Financial Plan set forth in Section 2.02(b) of the Loan Agreement;

      (d) the progress of the Project is in accordance with the Implementation Schedule (as set forth in the Letter of Information);

      (e) at least fifteen (15) days prior to the date of the proposed subscription, the Company shall have delivered to IFC a subscription request in the form of Schedule 1 and in substance satisfactory to IFC, and signed by an Authorized Representative; and

      (f) the Company and the Project Company shall be in compliance with each covenant and requirement of Article VI of the Loan Agreement.

      Section 4.02. Additional Conditions of IFC Subscription. The obligation of IFC to make the IFC Subscription is also subject to the conditions that:

      (a) the conditions set out in Section 5.02 (Additional Conditions of Disbursement) of the Loan Agreement have been fulfilled, with all references in that Section to the IFC Loan being deemed to be references to the IFC Subscription as well;

      (b) if IFC so requests, IFC has received a legal opinion or opinions in form and substance satisfactory to IFC, of IFC's counsel in Mexico, and concurred in by counsel of the Company, with respect to any matters relating to such IFC Subscription; and

      (c) since the date of this Agreement, the Company shall not have:

            (i)   issued any share of any class;
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                                      -7-


            (ii) increased its authorized capital and/or issued any shares (preferred or common) or warrants or securities convertible into shares (preferred or common) by way of any rights issue;

            (iii) changed the par value of, or the rights attached to, any of its shares of any class; or

            (iv) taken any other action by amendment of its Charter or through reorganization, consolidation, sale of share capital, merger or sale of assets, or otherwise which might result in a dilution of the interest in the Company represented by the IFC Shares.

      Section 4.03. Company Certification. The Company shall deliver to IFC, as part of the request for IFC Subscription, a certification, substantially in the form of Schedule 1, with respect to the conditions specified in Section 4.02 (Additional Conditions of IFC Subscription) expressed to be effective as of the date of the relevant IFC Subscription.

      Section 4.04. Conditions for IFC Benefit. The conditions in Section 4.01 (Conditions of IFC Subscription) and Section 4.02 (Additional Conditions for IFC Subscription) are for the benefit of IFC and may be waived only by IFC at its sole discretion.

      Section 4.05. Saving of Rights. Unless IFC otherwise notifies the Company and without limiting the generality of Section 5.03 (Remedies and Waivers), the right of IFC to require compliance with any condition under this Agreement which IFC waives in respect of any IFC Subscription shall be preserved for the purposes of any subsequent IFC Subscription.

                                    ARTICLE V

                                  Miscellaneous

      Section 5.01. Notices. Any notice, request or other communication to be given or made under this Agreement to IFC or to the Company shall be given or made in accordance with the provisions of Section 8.02 (Notices) of the Loan Agreement.
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                                      -8-


      Section 5.02. Jurisdiction. (a) At the election of IFC, this Agreement may be enforced in the federal courts of Mexico or in any other courts having jurisdiction.

      (b) To the extent that the Company may, in any suit, action or proceeding brought in any of the courts referred to in the preceding paragraph arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring IFC in such suit, action or proceeding to post security for the costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of Mexico or, as the case may be, that other jurisdiction.

      (c) To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement from any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives that immunity to the fullest extent permitted by the laws of that jurisdiction.

      (d) The Company hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

      Section 5.03. Remedies and Waivers. No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of IFC. No single or partial exercise of any right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing

      Section 5.04. Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

      Section 5.05. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
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                                      -10-


      IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date first above written.

                             GW SERVICIOS, S.A. DE C.V.

                                 /s/ Thomas P. Loftus
                             By: __________________________
                             Name:   Thomas P. Loftus
                             Title:  Attorney-in-Fact


                             INTERNATIONAL FINANCE CORPORATION

                                     /s/ Declan J. Duff
                             By:     __________________________
                             Name:   __________________________
                             Title:  __________________________
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                                      -11-


                                                                      SCHEDULE 1
                                                                     Page 1 of 3

Form of Subscription Request

               (See Section 4.03(a) of the Subscription Agreement)

                           (Letterhead of the Company)

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington D.C. 20433
United States of America

Attention: Director, Infrastructure Department

Ladies and Gentlemen:

Investment No. 9902
Request for IFC Subscription No. (1) (Equity)1

1. Please refer to the Subscription Agreement (the "Subscription Agreement") dated ____________, ____ , between GW Servicios, S.A. de C.V. (the "Company") and International Finance Corporation ("IFC"). Terms defined in the Subscription Agreement, including terms defined by reference to the Loan Agreement, have their defined meanings wherever used in this request.

2. In accordance with the provisions of the Subscription Agreement and the enclosed resolution of the Company's board of directors and shareholders, the Company requests the subscription and disbursement by IFC [on ____________, ____ ] [as soon as practicable after the date of this request], of the amount of [amount and currency]. IFC is requested to pay such amount to [name and address of bank], for credit to the Company's account no. ____________.

3. Against disbursement by IFC in accordance with Section 2.01 of the Subscription Agreement, the Company will deliver to IFC a share certificate evidencing ownership of fully paid Shares.

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(1)   Each Request must be numbered in series.
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                                      -12-


                                                                      SCHEDULE 1
                                                                     Page 2 of 3

4. For the purpose of Section 4.02 of the Subscription Agreement, the Company certifies as follows:

      (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

      (b) the proceeds of such IFC Subscription are needed by the Company or the Project Company for the purposes of the Project, or will be needed for such purpose within three (3) months of such date;

      (c) since the date of the Subscription Agreement nothing has occurred which has or may reasonably be expected to have a Material Adverse Effect;

      (d) since [insert date](2) neither the Company nor the Project Company has incurred any material loss or liability except such liabilities as may be incurred by the Company or the Project Company in accordance with Section 6.02 (Negative Covenants relating to the Borrower) or Section 6.03 (Negative Covenants relating to the Project Company) of the Loan Agreement;

      (e) the representations and warranties confirmed and made in Article III of the Subscription Agreement are true on the date of this request and will be true on the date of disbursement with the same effect as if such representations and warranties had been made on and as of such date (but in the case of the condition specified in Section 4.01 (c) of the Loan Agreement, without the words in parenthesis); and

      (f) since the date of the Subscription Agreement, the Company has not:

            (i) issued any shares of any class (other than pursuant to the Subscription Agreement);

            (ii) increase its authorized capital and/or issued any shares (preferred or common) or warrants or securities convertible into shares (preferred or common) by way of any rights issue;

- --------
(2)   Date of the most recent financial statements of _________.
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                                      -13-


                                                                      SCHEDULE 1
                                                                     Page 2 of 3

            (iii) changed the par value of, or the rights attached to, any of its shares of any class; or

            (iv) taken any other action by amendment of its Charter or trough reorganization, consolidation, sale of share capital, merger or sale of assets, or otherwise which might result in a dilution of the interest in the Company represented by the IFC Shares.

5. The above certifications are effective as of the date of this request and shall continue to be effective as of the date of such subscription and disbursement. If any such certification is no longer valid as of or prior to the date of the requested subscription and disbursement, the Company undertakes to promptly notify IFC by facsimile.

[6. Enclosed is a Subscription Form to be returned to the Company after execution by IFC.]

                                            Yours truly,

                                            GW SERVICIOS, S.A. DE C.V.


                                            By _________________________
                                               Authorized Representative

[Enclosure[s]: Resolution of the Company's board of directors and shareholders;
               Subscription Form.

Copy to: International Finance Corporation
         Attention: Manager, Financial Operations Unit